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                                                                    EXHIBIT 3.15

                            CERTIFICATE OF FORMATION

                                       OF

                               CVG LOGISTICS, LLC

            The undersigned, desiring to form a limited liability company under Title 6, Sections 18-101 et seq. of the Delaware Code, hereby certifies as follows:

            1. The name of the limited liability company shall be CVG Logistics, LLC.

            2. The address of the limited liability company's registered office in the state of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

            3. The undersigned is an authorized representative for purposes of the execution and delivery of this Certificate of Formation.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of CVG Logistics, LLC as of this 28th day of October, 2004.

                                        /s/ Jeff Vogel
                                        ------------------------------------
                                        Jeff Vogel Authorized Representative

                                                        State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 03:45 PM 10/28/2004
                                                     FILED 03:34 PM 10/28/2004
                                                   SRV 040780077 - 3873997 FILE